Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of May 24, 2011 by and among Exopack Holding Corp., a Delaware corporation (the “Company”), the guarantors named on the signature pages hereto (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., successor to The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture, dated as of January 31, 2006, as supplemented by that First Supplemental Indenture dated as of August 6, 2007 (as so supplemented, the “Indenture”), providing for the issuance of the Company’s 11 1/4% Senior Notes due 2014 (the “Notes”) (capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture);

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, enter into a supplemental indenture for the purpose of amending the Indenture;

WHEREAS, the Company has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated May 6, 2011, and in the related Letter of Transmittal and Consent (which together, including any amendments, modifications or supplements thereto, constitute the “Offer”), from each Holder of Notes;

WHEREAS, the Offer solicited consents from Holders of the Notes to the amendments (the “Amendments”) to the Indenture set forth herein;

WHEREAS, the Company has obtained consents to the Amendments to the Indenture from the Holders of at least a majority in aggregate principal amount of the outstanding Notes;

WHEREAS, the Company has delivered to the Trustee an Officers’ Certificate as well as an Opinion of Counsel to the effect that the execution and delivery of this Supplemental Indenture by the Company is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Company have been complied with; and

WHEREAS, all other acts and requirements necessary to make this Supplemental Indenture a valid and binding agreement in accordance with its terms have been duly done and performed.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Company, the Guarantors and the Trustee hereby agree as follows:

ARTICLE ONE

Section 1.01 Definitions. Sections 1.01 and 1.02 of the Indenture are amended by deleting all definitions of terms, and references to definitions of terms, that are used exclusively in the text of the Indenture and in the text of the Notes that are being otherwise eliminated by this Supplemental Indenture.

ARTICLE TWO

Section 2.01 Amendment of Table of Contents. Subject to Section 3.01 hereof, the Table of Contents of the Indenture is amended by deleting the titles to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.17 in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.02 Amendment of Article 4. Subject to Section 3.01 hereof, the Indenture is amended by deleting the following provisions of the Indenture in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”:

Section 4.03	Reports

Section 4.04	Compliance Certificate

Section 4.05	Taxes

Section 4.06	Stay, Extension and Usury Laws

Section 4.07	Restricted Payments

Section 4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries

Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock

Section 4.10	Asset Sales

Section 4.11	Transactions with Affiliates

Section 4.12	Liens

Section 4.13	Business Activities

Section 4.14	Corporate Existence

Section 4.15	Offer to Repurchase Upon Change of Control

Section 4.17	Additional Note Guarantees

Section 2.03 Amendment of Section 5.01. Subject to Section 3.01 hereof, the provisions of Section 5.01 of the Indenture are amended by deleting the text of clauses (3) and (4) from Section 5.01 and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.04 Amendment of Section 6.01. Subject to Section 3.01 hereof:

(a) the provisions of Section 6.01 of the Indenture are amended by deleting the text of clauses (4), (5), (6) and (7) therefrom and inserting in lieu thereof the phrase “[intentionally omitted]”;

(b) the provisions of Section 6.01(3) of the Indenture are amended by deleting the phrase “or any of its Restricted Subsidiaries” therefrom and by deleting the phrase “Sections 4.10, 4.15 or 5.01” and inserting in lieu thereof the phrase “Section 5.01”;

(c) the provisions of Section 6.01(8) of the Indenture are amended by deleting the phrase “or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary”; and

(d) the provisions of Section 6.01(9) of the Indenture are amended by deleting the phrase “or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary.”

Section 2.05 Amendment of Section 8.04. Subject to Section 3.01 hereof, the provisions of Section 8.04 of the Indenture are amended by deleting the text of clause (6) therefrom and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section 2.06 Amendment of Notes. Subject to Section 3.01 hereof, the Notes are hereby deemed to be amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE THREE

Section 3.01 Effectiveness of Amendments. This Supplemental Indenture shall be effective immediately upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of Article Two of this Supplemental Indenture shall become operative only upon the delivery of notice from the Company to the Depositary for the Offer that the Company has accepted for payment at least a majority in aggregate principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its affiliates) pursuant to the Offer.

Section 3.02 Confirmation of Indenture and Notes. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed, and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby, and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict, the provisions of this Supplemental Indenture shall control.

Section 3.03 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 3.04 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 (the “Act”), as amended, as in force at the date this Supplemental Indenture is executed, the provision required by the Act shall control.

Section 3.05 Trustee Disclaimer. The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

Section 3.06 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns. All covenants and agreements in this Supplemental Indenture by the Trustee shall bind its successor and assigns.

Section 3.07 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 3.08 Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

Section 3.09 Severability. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signatures pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

COMPANY:

EXOPACK HOLDING CORP.

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

GUARANTORS:

EXOPACK, LLC

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

EXOPACK-THOMASVILLE, LLC

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

EXOPACK-HEBRON, L.L.C.

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

EXOPACK-ONTARIO, INC.

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

Signature Page to Second Supplemental Indenture

EXOPACK-TECHNOLOGY, LLC

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

CELLO-FOIL HOLDING CORP.

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

CELLO-FOIL PRODUCTS, INC.

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

TPG GROUP HOLDING CORP.

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

TPG ENTERPRISES, INC.

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

TPG (US), INC.

By:	/s/ Eric Lynch
	Name:	Eric Lynch
	Title:	Chief Financial Officer

Signature Page to Second Supplemental Indenture

EXOPACK ADVANCED COATINGS, LLC

By:	/s/ Eric Lynch
Name: Eric Lynch
Title: Chief Financial Officer

INTELICOAT TECHNOLOGIES IMAGE PRODUCTS MATTHEWS LLC

By:	/s/ Eric Lynch
Name: Eric Lynch
Title: Chief Financial Officer

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Christie Leppert
Name: Christie Leppert
Title: Vice President

Signature Page to Second Supplemental Indenture